EXHIBIT 99.1

FOR IMMEDIATE RELEASE

October 11, 2007, Anaheim, California - On October 11, 2007 Springbank Resources, Inc. (OTCBB: SPRG) acquired Location Based Technologies, Corp. (formerly known as PocketFinder LLC) for 18,384,500 shares of Springbank’s common stock.

At the closing Dave Morse, Desiree Mejia and Joseph Scalisi were appointed to Springbank’s Board of Directors, replacing former directors Clint Black and Philip F. Grey.

Location Based Technologies has developed an innovative wireless personal location device which uses the U.S. Department of Defense’s Global Positioning System (“GPS”) satellites and General Packet Radio Service (“GPRS”) technology over the Global Systems Mobile (“GSM”) network. Location Based Technologies is in the development stage and has not yet generated revenues.

At the election of holders of convertible notes sold by Location Based Technologies, up to 5,242,000 additional shares of Springbank’s common stock may be issued in payment of $5,242,000 owed to the note holders.

Springbank will shortly change its name to Location Based Technologies.  Springbank plans to have a new trading symbol reflecting its new name by the end of October.

For more information contact:

Dave Morse, CEO, at (800) 615-0869 for media contacts or
Glenn Busch at (818) 304-2247 for Investor Relations information.